                                                                     EXHIBIT 4.3



                THIRD AMENDED AND RESTATED MEDIA PLEDGE AGREEMENT

                  THIRD AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 5, 1998, made by AMERICAN MEDIA, INC. (formerly known as Enquirer/Star Group, Inc., the "PLEDGOR"), in favor of THE CHASE MANHATTAN BANK (as successor to Chemical Bank ("CHEMICAL")) as agent (in such capacity the "AGENT") for the banks (the "BANKS") parties to the Fourth Amended and Restated Credit Agreement, dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among AMERICAN MEDIA OPERATIONS, INC. (formerly known as Enquirer/Star, Inc.), a Delaware corporation (the "COMPANY"), certain of its subsidiaries, the Banks and the Agent.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company, certain banks and Chemical, as agent for such banks, are parties to the Third Amended and Restated Credit Agreement, dated as of November 10, 1994 (as further amended, the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, it was a condition precedent to the effectiveness of the Existing Credit Agreement that the Pledgor execute and deliver the Second Amended and Restated Group Pledge Agreement dated as of November 21, 1994 (as heretofore amended, modified or supplemented, the "EXISTING PLEDGE AGREEMENT");

                  WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated to extend the final maturity and restructure the amortization schedule of the Existing Term Loans (as defined in the Credit Agreement) and extend the availability of the Revolving Credit Commitments (as defined in the Credit Agreement) and to make certain other changes to the Existing Credit Agreement and, to effect the foregoing, the Company has entered into the Credit Agreement with the other parties thereto; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Pledgor shall have amended and restated the Existing Pledge Agreement as set forth in this Pledge Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Banks that the Existing Pledge Agreement shall be amended and restated to read in its entirety as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                  "CODE" means the Uniform Commercial Code from time to time in effect in the State of New York.

                  "COLLATERAL" means the Pledged Stock and all Proceeds.

                  "INVESTMENT VEHICLE"  as defined in subsection 6(f)(i).

                  "OBLIGATIONS" means (a) the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Agent and the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Credit Documents to which the Company is a party or this Pledge Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Banks that are required to be paid by the Company pursuant to the terms of the Credit Agreement or this Pledge Agreement) or otherwise and (b) all obligations and liabilities of the Company to any Bank under or in connection with any Interest Rate Hedge Agreement.

                  "PLEDGE AGREEMENT" means this Third Amended and Restated Group Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                  "PLEDGED STOCK" means the shares of capital stock of the Company listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Company to the Pledgor while this Pledge Agreement is in effect.

                  "PROCEEDS" means all "proceeds" as such term is defined in
         Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

                  2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor has delivered or hereby delivers to the Agent, for the ratable benefit of the Banks, all the Pledged Stock and hereby grants to the Agent, for the ratable benefit of the Banks, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  3. STOCK POWERS. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor has delivered or shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

                  4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) the Pledgor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

                  (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (c) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Requirement of Law or Contractual Obligation, except as contemplated hereby;

                  (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner or creditor of the Pledgor or stockholder or creditor of the issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement;

                  (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby;

                  (f) the shares of Pledged Stock listed on Schedule I constitute all of the issued and outstanding shares of all classes of the capital stock of the Company as of the date hereof;

                  (g) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (h) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                  (i) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Stock, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor.

                  5. AFFIRMATIVE COVENANTS. The Pledgor covenants and agrees with the Agent and the Banks that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                  (a) if the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Company shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations;

                  (b) at any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement;

                  (c) the Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamps, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                  6. CASH DIVIDENDS; VOTING RIGHTS. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 9 below, the Pledgor shall be permitted to receive and retain all cash dividends paid, to the extent permitted by the Credit Agreement, in respect of the Pledged Stock. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 9 below, the Pledgor shall be permitted to exercise all voting and corporate rights with respect to the Pledged Stock, PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, the other Credit Documents to which the Company is a party or this Pledge Agreement.

                  7. RIGHTS OF THE BANKS AND THE AGENT. (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine. If an Event of Default shall have occurred and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Company or otherwise and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against the Company or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  8. REMEDIES. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

                  9. REGISTRATION RIGHTS; PRIVATE SALES. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Pledgor will cause the Company to (i) execute and deliver, and cause the directors and officers of the Company to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Company to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not merely because it is a private sale be deemed to have been made in a commercially unreasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

                  (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement, it being understood that nothing in this sentence shall be deemed to constitute a waiver by the Pledgor of the requirements of Section 9-504(3) of the Code that every aspect of the disposition of Collateral must be commercially reasonable.

                  10. NO SUBROGATION. Notwithstanding any payment or payments made by the Pledgor hereunder, or any setoff or application of funds of the Pledgor by any Bank, or the receipt of any amounts by the Agent or any Bank with respect to any of the Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of the Agent or any Bank against the Company or against any other collateral security held by the Agent or any Bank for the payment of the Obligations, nor shall the Pledgor seek any reimbursement from the Company in respect of payments made by the Pledgor in connection with the Collateral, or amounts realized by the Agent or any Bank in connection with the Collateral. If any amount shall be paid to the Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Agent and the Banks, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

                  11. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of the Company or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Bank, and the Credit Agreement, the Notes, the other Credit Documents to which the Company is a party and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Company and the Pledgor, on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Pledgor with respect to the Obligations.

                  12. LIMITATION ON DUTIES REGARDING COLLATERAL. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                  13. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  14. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. PARAGRAPH HEADINGS. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  16. NO WAIVER; CUMULATIVE REMEDIES. Neither the Agent nor any Bank shall by any act (except by a written instrument pursuant to paragraph 18 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, PROVIDED that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  18. NOTICES. Notices by the Agent to the Pledgor or the Company may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Pledgor or the Company at its address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class postage pre-paid, and (b) in the case of telex or facsimile notices, when sent. The Pledgor and the Company may change their respective addresses and transmission numbers by written notice to the Agent.

                  19. IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO COMPANY. The Pledgor hereby authorizes and instructs the Company to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Company shall be fully protected in so complying.

                  20. AUTHORITY OF AGENT. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Company shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  21. RESTATEMENT. It is the intention of each of the parties hereto that all obligations of the Pledgor under the Existing Pledge Agreement be continued hereunder, and that the Existing Pledge Agreement be amended and restated to reflect such continuation and to preserve the pledge of stock by the Pledgor to the Agent under the Existing Pledge Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        AMERICAN MEDIA, INC.

                                        By:
                                           --------------------------------
                                           Title:



                                        Address for Notices:

                                        c/o AMERICAN MEDIA OPERATIONS, INC.
                                        600 East Coast Avenue
                                        Lantana, Florida  33462
                                        Attention: Richard W. Pickert and
                                                   Peter A. Nelson
                                        Telecopy:   (561) 540-1018
                                        Telephone:  (561) 540-1111

                                        with a copy to:

                                        Boston Ventures Management, Inc.
                                        One Federal Street
                                        23rd Floor
                                        Boston, Massachusetts 02110
                                        Attention: Roy F. Coppedge, III
                                                   Anthony J. Bolland
                                        Telecopy:   (617) 350-1500
                                        Telephone:  (617) 350-1500

Accepted and Agreed:

THE CHASE MANHATTAN BANK,
 as Agent

By:
   ---------------------------
   Title:

                           ACKNOWLEDGEMENT AND CONSENT

                  The Company referred to in the foregoing Third Amended and Restated Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Company agrees to notify, in accordance with the provisions of subsection 9.2 of the Credit Agreement, the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Third Amended and Restated Pledge Agreement. The Company further agrees that the terms of paragraph 9(c) of the Third Amended and Restated Pledge Agreement shall apply to it, MUTATIS mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Third Amended and Restated Pledge Agreement.

                                     AMERICAN MEDIA OPERATIONS, INC.



                                     By:
                                        ---------------------------
                                        Title:

                                                                      SCHEDULE 1
                                                                      To Pledge
                                                                      Agreement
                                                                      ---------




                          DESCRIPTION OF PLEDGED STOCK

                                         Stock
                      Class of         Certificate       No. of
Company               Stock               No.            Shares
-------               -----               ---            ------
American Media       Common Stock
Operations, Inc.     $.20 par value       3             7,507.58